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MUELLER INDUSTRIES, INC.
List of Subsidiaries

                                               State or Country
Subsidiary*                                    of Incorporation
Mueller Brass Co.                              Michigan
  Mueller Industrial Realty Company            Michigan
  Itawamba Industrial Gas Company, Inc.        Mississippi
  Streamline Copper & Brass Ltd.               Canada
  Mueller Plastic Holding Company, Inc.        Ohio
    Mueller Plastic Corporation                Delaware
    MPC Foundry, Inc.                          Delaware
    MPC Machine Shop, Inc.                     Delaware
  Mueller Formed Tube Company, Inc.            Delaware
  Mueller Copper Tube, Inc.                    Delaware
  Mueller Streamline Co.                       Delaware
  Mueller Refrigeration Products Company, Inc. Delaware
  Mueller Impacts Company, Inc.                Delaware
  Mueller Brass Forgings Company, Inc.         Delaware
  Mueller East, Inc.                           Delaware
  Mueller Copper Fittings Company, Inc.        Delaware
Mueller Streamline FSC, Ltd.                   Virgin Islands
Mueller West, Inc.                             Delaware
Arava Natural Resources Company, Inc.          Delaware
  United States Fuel Company                   Nevada
    King Coal Company                          Utah
  Utah Railway Company                         Utah
  Canco Oil & Gas Ltd.                         Alberta, Canada
    Aegis Oil & Gas Ltd.                       Alberta, Canada
  Bayard Mining Corporation                    Delaware
  Washington Mining Company                    Maine
  Amwest Exploration Company                   Delaware
    USSRAM Exploration Company                 Maine
    Richmond Eureka Mining Company (81%)       Maine
    Ruby Hill Mining Company (75%)             Maine
    White Knob Mining                          Idaho
    Arava Exploration Company                  Colorado
    Summit Systems, Inc.                       Delaware
    Kennet Company, Ltd.                       Bermuda
  Mining Remedial Recovery Company             Delaware
    Carpentertown Coal & Coke Company          Pennsylvania
    USS Lead Refinery, Inc.                    Maine
    Leon Water Enterprises, Inc. (50%)         Texas
Alaska Gold Company (85%)                      Delaware
Macomber Construction Company                  Ohio
Macomber Incorporated                          Ohio
Macomber Building & Land Corporation           Delaware


*  All subsidiaries are 100% owned, except as shown.